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                                                                 EXHIBIT (a)(13)

                                                                    [AVAYA LOGO]

                                   AVAYA INC.
                                     CANADA
                EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

PLEASE NOTE: THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY AVAYA'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR FOR FURTHER INFORMATION.

BACKGROUND

At the time of Avaya Inc.'s ("Avaya") spin-off from Lucent Technologies Inc. ("Lucent"), your unvested Lucent stock options were converted to options to purchase shares of Avaya's stock ("converted options"). Beginning 26 June 2001 through 31 July 2001 Avaya is offering to exchange your outstanding eligible converted stock options in exchange for a grant of Restricted Stock Units
(RSUs). (Please note that some stock options are excluded from this offering as designated in Avaya's Offer to Exchange).

This Offer to Exchange is being made to (1) to reduce the number of stock options currently outstanding, (2) to further advance Avaya's corporate philosophy of employees as owners and (3) for compensatory purposes. In light of the recent stock market volatility, especially for technology stocks, many of Avaya's outstanding options have exercise prices that are significantly higher than the current market price of Avaya's common stock. This exchange program will help to compensate you by allowing you to realize some benefit on your options despite the option exercise price being greater than the current market price for Avaya's common stock and will advance Avaya's philosophy of encouraging employee ownership.

If you choose to participate in this program, a fixed dollar value, the "exchange value", will be offered for each outstanding stock option. On the actual date of exchange, this value will be converted into RSUs at the market price for Avaya common stock (determined three business days prior to the end of the offer period). The RSUs will vest ratably over three years beginning on August 1, 2002. All RSUs received through this program will be fully vested by August 1, 2004.

Although the Corporate Governance and Compensation Committee of Avaya's Board of Directors has approved this offer, it recognizes that the decision to accept is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. The Corporate Governance and Compensation Committee is not making a formal recommendation to you as to whether or not to accept this offer.

WILL THE VOLUNTARY FORFEITURE OF MY CONVERTED OPTIONS TRIGGER A TAXABLE EVENT?

No. A taxable event should not be triggered when you voluntarily forfeit your converted options.

WILL THE REPLACEMENT OF MY CONVERTED OPTIONS WITH RESTRICTED STOCK UNITS TRIGGER A TAXABLE EVENT?

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                                                                    [AVAYA LOGO]

Yes. The replacement of options with Restricted Stock Units will trigger a taxable event as the RSUs are in effect being granted as compensation for the disposition of stock options.

DO I NEED TO REPORT THE FACT THAT I HAVE VOLUNTARILY FORFEITED MY CONVERTED OPTIONS FOR A FUTURE GRANT OF RESTRICTED STOCK UNITS?

No, the forfeiture itself will not create a reporting requirement. However, you will need to report the income recognized as a result of the grant of RSUs in accordance with your normal tax reporting procedures.

WHEN WILL MY RESTRICTED STOCK UNITS BECOME TAXABLE?

Your RSUs should become taxable at grant. You will be subject to both income and social taxes (if under the specified salary thresholds) on the "value" of the RSUs on the date of grant. Further, Avaya will not withhold taxes at the time of grant and you will be responsible for paying all applicable taxes associated with the RSU grant.

AVAYA INC.'S EXTERNAL ADVISOR HAS SUGGESTED THAT THE VALUE OF THE RSU GRANT BE CALCULATED AS 57.5% OF THE FAIR MARKET VALUE OF AVAYA TRADING ON THE NYSE ON THE GRANT DATE OF THE RSUS, JULY 31ST, 2001. THEIR RECOMMENDATION IS BASED ON THE EMPIRICAL EVIDENCE REGARDING THE VALUE OF RESTRICTED SHARES, AN OPTION THEORY APPROACH AND CANADIAN COURT DECISIONS INVOLVING INCOME TAX CASES. IT IS YOUR RESPONSIBILITY TO DETERMINE THE APPLICABLE "VALUE" OF YOUR RSU'S AND THEREFORE, YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR.

Please note if you have already exceeded the social tax thresholds, this benefit will not trigger any additional social taxes.

 You may be able to take advantage of certain deductions under Canadian tax law (including the 110(1)(d) deduction that provides for a 50% exclusion) that would reduce the amount of the benefit taxed at grant. These rules with respect to the taxation of the RSUs are complex and we urge you to consult with your personal tax adviser to determine the applicability and effect of these tax rules in your personal situation.

THIS INFORMATION IS BEING PROVIDED TO ASSIST YOU IN EVALUATING THE OFFER TO EXCHANGE YOUR ELIGIBLE STOCK OPTIONS, AND IS BASED ON THE AVAILABLE INFORMATION AT THE TIME OF THE OFFER. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR FOR ASSISTANCE WITH YOUR PERSONAL TAX SITUATION.

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                                                                    [AVAYA LOGO]

                                   AVAYA INC.
                                    SINGAPORE
                EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

PLEASE NOTE: THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY AVAYA'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR FOR FURTHER INFORMATION.

BACKGROUND

At the time of Avaya Inc.'s ("Avaya") spin-off from Lucent Technologies Inc. ("Lucent"), your unvested Lucent stock options were converted to options to purchase shares of Avaya's stock ("converted options"). Beginning 26 June 2001 through 31 July 2001Avaya is offering to exchange your outstanding eligible converted stock options in exchange for a grant of Restricted Stock Units
(RSUs). (Please note that some options are excluded from this offering as designated in Avaya's Offer to Exchange).

This Offer to Exchange is made to (1) to reduce the number of stock options currently outstanding, (2) to further advance Avaya's corporate philosophy of employees as owners and (3) for compensatory purposes. In light of the recent stock market volatility, especially for technology stocks, many of Avaya's outstanding options have exercise prices that are significantly higher than the current market price of Avaya's common stock. This exchange program will help to compensate you by allowing you to realize some benefit on your options despite the option exercise price being greater than the current market price for Avaya's common stock and will advance Avaya's philosophy of encouraging employee ownership.

If you choose to participate in this program, a fixed dollar value, the "exchange value", will be offered for each outstanding stock option. On the actual date of exchange, this value will be converted into RSUs at the market price for Avaya common stock (determined three business days prior to the end of the offer period). The RSUs will vest ratably over three years beginning on August 1, 2002. All RSUs received through this program will be fully vested by August 1, 2004.

Although the Corporate Governance and Compensation Committee of Avaya's Board of Directors has approved this offer, it recognizes that the decision to accept is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. The Corporate Governance and Compensation Committee is not making a formal recommendation to you as to whether or not to accept this offer.

WILL THE VOLUNTARY FORFEITURE OF MY CONVERTED OPTIONS TRIGGER A TAXABLE EVENT?

Under Singapore tax law, when you obtain the right to acquire shares in a company by reason of employment, a taxable event arises upon the exercise, assignment or release of the right or benefit.

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                                                                    [AVAYA LOGO]

However, Avaya Inc. requested and received confirmation from the Inland Revenue Authority of Singapore that the forfeiture of your options would not be deemed a release of rights subject to taxation.

Taxation will only arise upon vesting of your RSUs, as described below.

WILL THE REPLACEMENT OF MY CONVERTED OPTIONS WITH RESTRICTED STOCK UNITS TRIGGER A TAXABLE EVENT?

The replacement of options with Restricted Stock Units will not trigger a taxable event until your RSUs vest. Until the RSUs vest, you will not acquire immediate economic ownership of the shares. During the time prior to vesting you will not have the right to vote your shares or to receive dividend payments. However, upon vesting, you will receive these rights.

DO I NEED TO REPORT THE FACT THAT I HAVE VOLUNTARILY FORFEITED MY CONVERTED OPTIONS FOR A FUTURE GRANT OF RESTRICTED STOCK UNITS?

No, you will have no reporting obligation at this time.

WHEN WILL MY RESTRICTED STOCK UNITS BECOME TAXABLE?

Your RSUs will become taxable upon vesting. The taxable amount will be calculated using one of two different methodologies:

         (1) the taxable amount will be based on the fair market value of the Avaya stock on the actual vesting date, or

         (2) the taxable amount will be based on the deemed market value of the stock received on 31 July 2001 in exchange for your stock options

These rules with respect to the taxation of the RSUs are complex and we urge you to consult with your personal tax adviser to determine the applicability and effect of these tax rules in your personal situation.

THIS INFORMATION IS BEING PROVIDED TO ASSIST YOU IN EVALUATING THE OFFER TO EXCHANGE YOUR ELIGIBLE STOCK OPTIONS, AND IS BASED ON THE AVAILABLE INFORMATION AT THE TIME OF THE OFFER. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR FOR ASSISTANCE WITH YOUR PERSONAL TAX SITUATION.

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